Exhibit 99

FOR RELEASE 4:00 PM EST, March 4, 2010

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                      (304) 530-0552
Email:                                rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS 2009 FULL YEAR AND FOURTH QUARTER RESULTS

MOOREFIELD, W.V., March 4, 2010 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. ("Company" or "Summit") (NASDAQ: SMMF) today reported full-year 2009 net loss applicable to common shares of $790,000, or ($0.11) per diluted share, compared to 2008 net income of $2.30 million, or $0.31 per diluted share. For the fourth quarter of 2009, net loss applicable to common shares was $508,000, or ($0.07) per diluted share, compared with net income of $3.56 million, or $0.48 per diluted share, in the prior-year fourth quarter.

The loss from nonrecurring items reported for 2009 totaled $4.60 million ($2.90 million after-tax, or $0.38 per diluted share), including a $1.50 million gain on the sale of securities, other-than-temporary-impairment (“OTTI”) charges of $5.37 million on securities, and a $735,000 charge related to the industry-wide special FDIC assessment. For 2008, the loss from nonrecurring items was $6.56 million ($4.13 million after-tax, or $0.56 per diluted share), including OTTI charges of $7.06 million on securities, a $196,000 write-down of foreclosed property (“OREO”) and a $705,000 gain in the fair value of interest rate swaps. Excluding nonrecurring items from full-year results, operating income applicable to common shares was $2.11 million for 2009, or $0.27 per diluted share, compared to 2008 operating income of $6.43 million, or $0.87 per diluted share.

Fourth quarter 2009 results include nonrecurring gains on the sale of securities of $773,000 ($487,000 after-tax, or $0.06 per diluted share) and a $383,000 OTTI charge on securities ($241,000 after-tax, or $0.03 per diluted share). For the prior-year fourth quarter, nonrecurring losses totaled $1.22 million ($768,000 after-tax, or $0.11 per diluted share), including OTTI charges of $1.02 million and a $196,000 OREO write-down. Excluding the nonrecurring items, 2009 fourth quarter operating loss applicable to common shares was $754,000 or ($0.10) per diluted share, compared to operating income of $4.33 million, or $0.59 per diluted share, for 2008.

H. Charles Maddy III, President and Chief Executive Officer of Summit Financial Group, Inc., commented, “We continue to run our bank for the benefit of our communities – the people and their businesses – and our performance from ongoing banking activities reflects our success in these areas. In so many ways this past year, we have strengthened our bank, our products and our people, and the results are clear. We increased local retail deposits with our recently introduced savings products; we continue to make residential real estate loans as well as loans to small businesses in our communities. Our operations are becoming more efficient, which should position us more favorably in future quarters and our capital levels remain significantly above regulatory requirements for a well-capitalized bank.

“This past year, however, has also been one of the most challenging we’ve encountered in our long history. The severity of the recession has finally begun to moderate, and our local economies are beginning to stabilize. But they have a long way to go before a return to full health. Unemployment remains uncomfortably high; even in West Virginia – which we’ve always counted on for its stability – the unemployment rate has nearly doubled over the past year.”

“Credit costs continue to take their toll on earnings. The majority of our larger-ticket credit problems originate in Northern Virginia, where the impact of the housing bubble and its subsequent fallout have been much more severe. Existing home prices have declined more than 40 percent from their peak, and homebuilding remains at an extremely low level. On the positive side, Northern Virginia traditionally has strong demographics, including a net population influx and a well-diversified economic base, so we should see a good recovery once a new post-recessionary equilibrium is achieved.”

“Meanwhile, we are working actively with our borrowers to support and assist them while we wait for the markets’ recovery. Many of the problem loans and foreclosed real estate on our books are high quality projects where borrowers simply ran out of cash. We’ve begun to market these projects and, in most cases, the initial responses have been encouraging.”

2009 Highlights include:

•
Operating performance remains healthy. Excluding nonrecurring items, 2009 operating revenue of $53.3 million remains virtually unchanged from year-ago levels despite higher levels of nonaccruing assets. Operating expenses, excluding the one-time special FDIC assessment, increased by only 5.9 percent, including sharply higher credit and regulatory costs.

•
Asset quality continues to deteriorate. In 2009, nonperforming assets increased by $51.4 million. Loans charged off in 2009 totaled $22.3 million. $20.3 million was added to the allowance for loan losses.

•	The deposit mix benefited from higher levels of retail deposits, primarily savings accounts, allowing Summit to reduce brokered deposits and short-term borrowings.

•
Summit raised a total of $10.5 million in regulatory capital in 2009 in the form of convertible preferred stock and subordinated debt.  Summit Community Bank (the “Bank”) is “well-capitalized” in accordance with regulatory capital guidelines; however, Summit’s cash dividend to common shareholders was eliminated to conserve capital until economic conditions further improve.

Results from Operations

Total revenue, consisting of net interest income and noninterest income, was $49.3 million for 2009, up 5.1 percent from the $46.9 million of revenue generated in 2008. Excluding nonrecurring charges (net of tax) aggregating $3.98 million in 2009 and $6.43 million in 2008 from total revenue, operating revenue was $53.3 million for 2009, virtually unchanged from $53.4 million in 2008. Net interest income was $43.5 million, a 1.2 percent decline from the $44.1 million reported in 2008. The decline resulted from a 17 basis point, or 5.4 percent, reduction in the net interest margin, from an average of 3.13 percent for 2008 to 2.96 percent for 2009, partially offset by 4.2 percent growth of average earning assets over the same twelve-month period. The 2009 fourth quarter net interest margin was 2.83 percent, down 21 basis points from the year-ago period.

Noninterest income for 2009 on a GAAP basis was $5.80 million compared to $2.87 million reported in 2008. Excluding nonrecurring charges totaling a net $3.87 million in 2009 and $6.56 million in 2008, including for both years, a securities impairment charge, gains on the sale of securities and other assets, and for 2008 only, the OREO write-down and change in the fair value of interest rate swaps, noninterest income from operations for 2009 was $9.78 million compared with $9.30 million for the prior year, an increase of 5.2 percent.

The provision for loan losses was $20.3 million for 2009 compared to $15.5 million for 2008, up 31.1 percent. The larger 2009 provision reflects a higher level of nonperforming loans and a higher level of net loan charge-offs in 2009: $20.3 million compared to $7.8 million for 2008, up $12.5 million. As of December 31, 2009, the allowance for loan losses was 1.47 percent of total loans compared with 1.18 percent and 1.40 percent at September 30, 2009 and December 31, 2008, respectively.

Noninterest expense for the 2009 full-year was $31.9 million, up $2.47 million, or 8.4 percent, from the $29.4 million reported in 2008. Excluding the one-time special FDIC insurance premium of $735,000 assessed in the June 2009 quarter, noninterest expense from operations increased by 5.9 percent. Costs associated with the administration and sale of OREO increased by a net $336,000 in 2009, while FDIC premiums, excluding the one-time special assessment, were $1.74 million higher in 2009. Summit partially offset rising credit and regulatory costs by disciplined control of overhead expenses; salaries and benefits, occupancy, and equipment expense which together decreased by $714,000, or 3.4 percent, year over year.

Balance Sheet

As of December 31, 2009, total assets were $1.58 billion, down $42.5 million, or 2.6 percent, from December 31, 2008. Total loans, net of unearned interest and fees, were $1.15 billion, a decline of $54.8 million, or 4.5 percent, from the $1.21 billion at year-end 2008. Commercial real estate loans constitute the largest loan category – 40 percent of the portfolio at year-end 2009 – while residential real estate loans contributed an additional 32 percent share. Construction and development (“C&D”) loans, at 14 percent of the 2009 year-end loan portfolio, were the only category to have declined significantly during the course of the year, down $53.4 million, or 25 percent, primarily through a combination of loan charge-offs and foreclosures.

Total deposits as of December 31, 2009 were $1.02 billion, up $51.5 million, or 5.3 percent, compared to $966 million at December 2008. Summit used this opportunity to improve its funding mix, replacing $103.4 million of short-term borrowings with $106.3 million of retail deposits, driven primarily by the successful introduction of a new internet savings account product, SFGI Direct. Savings account balances grew by $126.7 million during 2009.

Loan paydowns, due to a combination of weaker demand and aggressive management of problem loans, allowed Summit to reduce brokered time deposits by $54.8 million, or 18.5 percent, during the course of the year. At year-end 2009, brokered deposits accounted for 23.8 percent of total deposits compared to 30.7 percent for the year-ago period.

Asset Quality

Nonperforming assets (“NPAs”) at December 31, 2009 were $107.5 million, or 6.8 percent of total assets, compared to $56.1 million (3.5 percent of total assets) at December 31, 2008, a net increase of $51.4 million. At December 31, 2009, C&D and CRE accounted for the majority of problem assets, 54.5 percent and 37.2 percent, respectively. Nonperforming loans accounted for $66.9 million of total NPAs and foreclosed real estate of $40.3 million accounted for the remainder.

Net loan charge-offs for 2009 totaled $20.3 million, or 1.70 percent of average loans compared to $7.8 million, or 0.68 percent of average loans, for 2008. For the fourth quarter of 2009, net charge-offs were $3.67 million, or 1.25 percent of average loans annualized. This compares to a loan loss provision of $20.3 million for 2009, and $5.5 million for the fourth quarter. At year-end 2009, the loan loss allowance was $17.0 million, or 1.47 percent of total loans.

Nonperforming CRE assets were $40.0 million at year-end 2009, consisting of $35.2 million in nonperforming loans and $4.8 million of OREO. During the course of the year, nonperforming CRE assets increased by $14.8 million, and $0.5 million was charged off. Within this category, four properties account for approximately 90 percent of problem CRE assets. Mr. Maddy added, “We transferred one large credit this past quarter to nonperforming status; it is collateralized by a recently completed hotel in an excellent location but still has to build occupancy to cover debt service. All four of these properties are attractive and saleable.”

Nonperforming C&D assets stood at $58.6 million at year-end 2009, consisting of $26.3 million of nonperforming loans and $32.3 million of OREO. During 2009, nonperforming C&D assets increased by $33.4 million and $16.9 million of C&D loans were charged off. Within this category, eight nonaccruing loans and nine foreclosed properties account for 78 percent of problem C&D assets. Residential nonperforming assets were $7.81 million at December 31, 2009, divided approximately 60/40 between loans and OREO. During the course of the year, nonaccrual residential loans declined modestly, by $423,000, to $4.6 million at year-end. In addition, $3.2 million was foreclosed and $3.1 million was charged off.

Capital Adequacy

Shareholders’ equity at December 31, 2009 was $90.7 million compared to $87.2 million at December 31, 2008. In 2009, Summit raised an aggregate $10.5 million of additional regulatory capital, comprised of $3.7 million in convertible preferred stock and $6.8 million in subordinated debentures to help bolster the Bank’s “well-capitalized” status. Total common shares outstanding as of 2009 year-end were 7,425,472.

In conclusion, Mr. Maddy added, “We anticipate a stronger economy and an improving real estate market in the coming quarters. Within this context, we’ve stepped up our efforts to dispose of foreclosed properties. We are hopeful that initiatives in progress will reduce nonperforming assets with only a modest impact on our capital base.”

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia. Summit also operates Summit Insurance Services, LLC, headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted several GAAP performance measures to exclude the effects of other-than-temporary impairment charge on securities, realized securities gains, the FDIC’s special assessment, write downs of OREO and non-cash changes in fair value of interest rate swaps included in its Statements of Income. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2009 vs Q4 2008

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2009	12/31/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$17,480	$19,343	-9.6%
Securities	3,882	4,305	-9.8%
Other	6	1	500.0%
Total interest income	21,368	23,649	-9.6%
Interest expense
Deposits	5,878	7,081	-17.0%
Borrowings	5,286	5,190	1.8%
Total interest expense	11,164	12,271	-9.0%
Net interest income	10,204	11,378	-10.3%
Provision for loan losses	6,825	750	810.0%
Net interest income after provision
for loan losses	3,379	10,628	-68.2%
Noninterest income
Insurance commissions	1,164	1,200	-3.0%
Service fee income	878	851	3.2%
Other-than-temporary impairment of securities	(383)	(1,024)	-62.6%
Realized securities gains (losses)	773	-	n/a
Other income	437	40	992.5%
Total noninterest income	2,869	1,067	168.9%
Noninterest expense
Salaries and employee benefits	3,459	4,067	-14.9%
Net occupancy expense	484	463	4.5%
Equipment expense	529	567	-6.7%
Professional fees	342	250	36.8%
FDIC premiums	935	210	345.2%
Other expenses	1,822	2,354	-22.6%
Total noninterest expense	7,571	7,911	-4.3%
Income (loss) before income taxes	(1,323)	3,784	-135.0%
Income taxes	(889)	227	-491.6%
Net income (loss)	(434)	3,557	-112.2%
Preferred stock dividends	74	-	n/a
Net income (loss) applicable to common shares	$(508)	$3,557	-114.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2009 vs Q4 2008

	For the Quarter Ended		Percent
	12/31/2009	12/31/2008	Change
Per Share Data
Earnings per share
Basic	$(0.07)	$0.48	-114.6%
Diluted	$(0.07)	$0.48	-114.6%

Average shares outstanding
Basic	7,425,472	7,411,577	0.2%
Diluted	7,425,472	7,434,643	-0.1%

Performance Ratios
Return on average equity	-2.21%	17.08%	-112.9%
Return on average assets	-0.13%	0.89%	-114.6%
Net interest margin	2.83%	3.04%	-6.9%
Efficiency ratio - (A)	57.33%	51.14%	12.1%

NOTE: (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2009 vs 2008

	For the Year Ended		Percent
Dollars in thousands	12/31/2009	12/31/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$71,843	$77,515	-7.3%
Securities	17,680	15,961	10.8%
Other	13	8	62.5%
Total interest income	89,536	93,484	-4.2%
Interest expense
Deposits	24,951	27,343	-8.7%
Borrowings	21,043	22,066	-4.6%
Total interest expense	45,994	49,409	-6.9%
Net interest income	43,542	44,075	-1.2%
Provision for loan losses	20,325	15,500	31.1%
Net interest income after provision
for loan losses	23,217	28,575	-18.8%
Noninterest income
Insurance commissions	5,045	5,139	-1.8%
Service fee income	3,330	3,246	2.6%
Net cash settlement on interest rate swaps	-	(171)	100.0%
Change in fair value of interest rate swaps	-	705	-100.0%
Realized securities gains (losses)	1,497	(6)	n/a
Other-than-temporary impairment of securities	(5,366)	(7,060)	24.0%
Other income	1,294	1,014	27.6%
Total noninterest income	5,800	2,867	102.3%
Noninterest expense
Salaries and employee benefits	15,908	16,762	-5.1%
Net occupancy expense	2,032	1,870	8.7%
Equipment expense	2,151	2,173	-1.0%
Professional fees	1,408	723	94.7%
FDIC premiums	3,223	744	333.2%
Other expenses	7,176	7,161	0.2%
Total noninterest expense	31,898	29,433	8.4%
Income (loss) before income taxes	(2,881)	2,009	-243.4%
Income taxes	(2,165)	(291)	-644.0%
Net income (loss)	(716)	2,300	-131.1%
Preferred stock dividends	74	-	n/a
Net income (loss) applicable to common shares	$(790)	$2,300	-134.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2009 vs 2008

	For the Year Ended		Percent
	12/31/2009	12/31/2008	Change
Per Share Data
Earnings per share
Basic	(0.11)	0.31	-135.5%
Diluted	(0.11)	0.31	-135.5%

Average shares outstanding
Basic	7,421,596	7,411,715	0.1%
Diluted	7,431,672	7,446,991	-0.2%

Performance Ratios
Return on average equity	-0.90%	2.59%	-134.7%
Return on average assets	-0.05%	0.15%	-133.3%
Net interest margin	2.96%	3.13%	-5.4%
Efficiency ratio (A)	56.16%	51.86%	8.3%

NOTE: (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Condensed Statements of Income
Interest income
Loans, including fees	$17,480	$18,061	$18,050	$18,254	$19,343
Securities	3,882	4,351	4,710	4,737	4,305
Other	6	5	1	-	1
Total interest income	21,368	22,417	22,761	22,991	23,649
Interest expense
Deposits	5,878	6,094	6,358	6,620	7,081
Borrowings	5,286	5,427	5,296	5,035	5,190
Total interest expense	11,164	11,521	11,654	11,655	12,271
Net interest income	10,204	10,896	11,107	11,336	11,378
Provision for loan losses	6,825	4,000	5,500	4,000	750
Net interest income after provision
for loan losses	3,379	6,896	5,607	7,336	10,628
Noninterest income
Insurance commissions	1,164	1,254	1,283	1,344	1,200
Service fee income	878	859	857	736	851
Realized securities gains (losses)	773	428	39	256	-
Other-than-temporary impairment of securities	(383)	-	(4,768)	(215)	(1,024)
Other income	437	291	247	319	40
Total noninterest income	2,869	2,832	(2,342)	2,440	1,067
Noninterest expense
Salaries and employee benefits	3,459	3,862	4,308	4,279	4,067
Net occupancy expense	484	484	466	597	463
Equipment expense	529	527	527	568	567
Professional fees	342	330	403	334	250
FDIC premiums	935	660	1,245	383	210
Other expenses	1,822	2,004	1,760	1,590	2,354
Total noninterest expense	7,571	7,867	8,709	7,751	7,911
Income (loss) before income taxes	(1,323)	1,861	(5,444)	2,025	3,784
Income taxes	(889)	458	(1,994)	260	227
Net income (loss)	(434)	1,403	(3,450)	1,765	3,557
Preferred stock dividends	74	-	-	-	-
Net income (loss) applicable to common shares	$(508)	$1,403	$(3,450)	$1,765	$3,557

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Per Share Data
Earnings per share
Basic	$(0.07)	$0.19	$(0.47)	$0.24	$0.48
Diluted	$(0.07)	$0.19	$(0.46)	$0.24	$0.48

Average shares outstanding
Basic	7,425,472	7,425,472	7,419,974	7,415,310	7,411,577
Diluted	7,425,472	7,432,584	7,431,969	7,435,510	7,434,643

Performance Ratios
Return on average equity	-2.21%	6.49%	-16.13%	7.94%	17.08%
Return on average assets	-0.13%	0.35%	-0.86%	0.43%	0.89%
Net interest margin	2.83%	2.99%	3.00%	3.04%	3.04%
Efficiency ratio - (A)	57.33%	56.27%	56.50%	54.63%	51.14%

NOTE: (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Assets	$1,584,625	$1,577,793	$1,583,910	$1,598,968	$1,627,116
Securities	271,654	285,156	289,267	295,706	350,622
Loans, net	1,137,336	1,156,432	1,165,653	1,186,042	1,192,157
Intangible assets	9,353	9,441	9,529	9,617	9,704
Retail deposits	775,524	702,785	705,953	699,065	669,261
Brokered time deposits	241,814	267,237	248,271	256,293	296,589
Short-term borrowings	49,740	73,733	104,718	120,480	153,100
Long-term borrowings and
subordinated debentures	417,882	433,037	432,391	430,687	412,337
Shareholders' equity	90,660	91,937	83,753	83,604	87,244

Book value per common share (A)	$11.19	$11.35	$11.28	$11.27	$11.77
Tangible book value per common share (A)	$10.04	$10.18	$10.00	$9.98	$10.46
Tangible equity / Tangible assets	5.2%	5.3%	4.7%	4.7%	4.8%
Tier 1 leverage ratio	6.4%	6.5%	6.1%	6.2%	6.2%

NOTE: (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Commercial	$122,508	$125,743	$126,661	$128,707	$130,106
Commercial real estate	465,037	457,669	459,671	452,987	452,264
Construction and development	162,080	176,783	183,733	211,849	215,465
Residential real estate	372,867	376,440	376,019	380,351	376,026
Consumer	28,203	29,555	30,179	30,201	31,519
Other	5,652	6,087	5,760	6,133	6,061
Total loans	1,156,347	1,172,277	1,182,023	1,210,228	1,211,441
Less unearned fees and interest	2,011	1,997	2,065	2,190	2,351
Total loans net of unearned fees and interest	1,154,336	1,170,280	1,179,958	1,208,038	1,209,090
Less allowance for loan losses	17,000	13,848	14,305	21,996	16,933
Loans, net	$1,137,336	$1,156,432	$1,165,653	$1,186,042	$1,192,157

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Non interest bearing checking	$74,119	$68,929	$69,878	$70,483	$69,808
Interest bearing checking	148,587	154,683	152,498	155,157	156,990
Savings	188,419	115,767	105,828	94,294	61,688
Time deposits	364,399	363,406	377,749	379,131	380,775
Total retail deposits	$775,524	$702,785	$705,953	$699,065	$669,261

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Gross loan charge-offs	$3,864	$4,586	$13,288	$522	$5,351
Gross loan recoveries	(192)	(127)	(98)	(1,585)	(102)
Net loan charge-offs	$3,672	$4,459	$13,190	$(1,063)	$5,249

Net loan charge-offs to average loans (annualized)	1.25%	1.51%	4.37%	-0.35%	1.75%
Allowance for loan losses	$17,000	$13,848	$14,305	$21,996	$16,933
Allowance for loan losses as a percentage
of period end loans	1.47%	1.18%	1.21%	1.82%	1.40%
Nonperforming assets:
Nonperforming loans
Commercial	$431	$431	$680	$637	$199
Commercial real estate	35,217	22,684	23,287	25,788	24,323
Construction and development	26,328	27,084	29,508	45,194	18,382
Residential real estate	4,563	8,578	8,116	7,933	4,986
Consumer	403	75	107	31	79
Total nonperforming loans	66,942	58,852	61,698	79,583	47,969
Foreclosed properties
Commercial real estate	4,788	4,873	4,561	961	875
Construction and development	32,258	25,278	14,904	6,726	6,755
Residential real estate	3,247	1,042	970	120	480
Total foreclosed properties	40,293	31,193	20,435	7,807	8,110
Other repossessed assets	269	1	11	17	3
Total nonperforming assets	$107,504	$90,046	$82,144	$87,407	$56,082

Nonperforming loans to period end loans	5.79%	5.02%	5.22%	6.58%	3.97%
Nonperforming assets to period end assets	6.78%	5.71%	5.19%	5.47%	3.45%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2009 vs Q4 2008

	Q4 2009			Q4 2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,163,441	$17,372	5.92%	$1,188,368	$19,232	6.44%
Tax-exempt	7,845	164	8.29%	8,174	168	8.18%
Securities
Taxable	254,792	3,372	5.25%	287,789	3,786	5.23%
Tax-exempt	46,003	768	6.62%	47,062	786	6.64%
Interest bearing deposits other banks
and Federal funds sold	2,264	6	1.05%	305	1	1.30%
Total interest earning assets	1,474,345	21,682	5.83%	1,531,698	23,973	6.23%

Noninterest earning assets
Cash & due from banks	30,665			20,799
Premises & equipment	24,241			22,441
Other assets	76,279			45,152
Allowance for loan losses	(15,076)			(21,191)
Total assets	$1,590,454			$1,598,899

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$152,119	$198	0.52%	$165,705	$283	0.68%
Savings deposits	162,270	601	1.47%	58,444	240	1.63%
Time deposits	622,363	5,093	3.25%	663,789	6,558	3.93%
Short-term borrowings	56,768	86	0.60%	118,801	231	0.77%
Long-term borrowings and
subordinated debentures	425,129	5,186	4.84%	422,996	4,959	4.66%
	1,418,649	11,164	3.12%	1,429,735	12,271	3.41%
Noninterest bearing liabilities
Demand deposits	71,050			78,180
Other liabilities	8,889			7,675
Total liabilities	1,498,588			1,515,590

Shareholders' equity	91,866			83,309
Total liabilities and
shareholders' equity	$1,590,454			$1,598,899

NET INTEREST EARNINGS		$10,518			$11,702

NET INTEREST YIELD ON EARNING ASSETS			2.83%			3.04%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2009 vs YTD 2008

	For the Years Ended December 31,
	2009			2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,184,571	$71,405	6.03%	$1,127,808	$77,055	6.83%
Tax-exempt	8,045	665	8.27%	8,528	697	8.17%
Securities
Taxable	271,820	15,602	5.74%	264,667	13,707	5.18%
Tax-exempt	46,740	3,150	6.74%	49,953	3,380	6.77%
Interest bearing deposits other
banks and Federal funds sold	1,335	13	0.97%	370	8	2.16%
Total interest earning assets	1,512,511	90,835	6.01%	1,451,326	94,847	6.54%

Noninterest earning assets
Cash & due from banks	18,282			18,792
Premises & equipment	23,646			22,154
Other assets	60,656			38,760
Allowance for loan losses	(18,293)			(12,980)
Total assets	$1,596,802			$1,518,052

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$154,233	$784	0.51%	$190,066	$2,416	1.27%
Savings deposits	112,712	1,774	1.57%	55,554	908	1.63%
Time deposits	632,988	22,407	3.54%	568,491	24,019	4.23%
Short-term borrowings	99,497	573	0.58%	112,383	2,392	2.13%
Long-term borrowings and
subordinated debentures	429,481	20,457	4.76%	419,454	19,674	4.69%
	1,428,911	45,995	3.22%	1,345,948	49,409	3.67%
Noninterest bearing liabilities
Demand deposits	71,281			75,165
Other liabilities	8,666			7,976
Total liabilities	1,508,858			1,429,089

Shareholders' equity	87,944			88,963
Total liabilities and
shareholders' equity	$1,596,802			$1,518,052

NET INTEREST EARNINGS		$44,840			$45,438

NET INTEREST YIELD ON EARNING ASSETS			2.96%			3.13%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Years Ended
Dollars in thousands	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Operating income (loss) applicable to common shares	$(754)	$4,325	$2,111	$6,431

Realized securities gains/(losses)	773	-	1,497	(6)
Applicable income tax effect	(286)	-	(554)	2
Other-than-temporary impairment of securities	(383)	(1,024)	(5,366)	(7,060)
Applicable income tax effect	142	379	1,985	2,612
Write down of OREO	-	(196)	-	(196)
Applicable income tax effect	-	73	-	73
FDIC special assessment	-	-	(735)	-
Applicable income tax effect	-	-	272	-
Change in fair value of interest rate swaps	-	-	-	705
Applicable income tax effect	-	-	-	(261)
	246	(768)	(2,901)	(4,131)
GAAP net income (loss) applicable to common shares	$(508)	$3,557	$(790)	$2,300

Diluted earnings per share - excluding realized securities gains/(losses), other-than-temporary impairment of securities, FDIC special
assessment, change in fair value of interest swaps and
write down of OREO	$(0.10)	$0.59	$0.27	$0.87

Realized securities gains/(losses)	0.10	-	0.20	-
Applicable income tax effect	(0.04)	-	(0.07)	-
Other-than-temporary impairment of securities	(0.05)	(0.14)	(0.71)	(0.95)
Applicable income tax effect	0.02	0.05	0.26	0.35
Write down of OREO		(0.03)		(0.03)
Applicable income tax effect	-	0.01	-	0.01
FDIC special assessment	-	-	(0.10)	-
Applicable income tax effect	-	-	0.04	-
Change in fair value of interest rate swaps	-	-	-	0.09
Applicable income tax effect	-	-	-	(0.03)
	0.03	(0.11)	(0.38)	(0.56)
GAAP diluted earnings per share	$(0.07)	$0.48	$(0.11)	$0.31

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (con't)

	For the Quarter Ended		For the Years Ended
Dollars in thousands	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Total revenue - excluding realized securities gains/(losses), other-than-temporary impairment of securities
and change in fair value of interest rate swaps	$12,683	$13,665	$53,211	$53,500

Realized securities gains/(losses)	773	-	1,497	(6)
Other-than-temporary impairment of securities	(383)	(1,024)	(5,366)	(7,060)
Write down of OREO	-	(196)	-	(196)
Change in fair value of interest rate swaps	-	-	-	705
	390	(1,220)	(3,869)	(6,557)
GAAP total revenue	$13,073	$12,445	$49,342	$46,943

Total noninterest income - excluding realized securities
gains/(losses), other-than-temporary impairment of
securities and change in fair value of interest rate swaps	$2,479	$2,287	$9,669	$9,425

Realized securities gains/(losses)	773	-	1,497	(6)
Other-than-temporary impairment of securities	(383)	(1,024)	(5,366)	(7,060)
Write down of OREO property	-	(196)	-	(196)
Change in fair value of interest rate swaps	-	-	-	705
	390	(1,220)	(3,869)	(6,557)
GAAP total noninterest income	$2,869	$1,067	$5,800	$2,868